UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2006

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

36 West 16th Avenue Spokane, WA 99203 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Effective June 30, 2006, the Registrant (“TBLC”), entered into an Exploration License and Option to Lease Agreement (Exploration License”) with Diversified Inholdings LLC (a Nevada limited liability company) (“Diversified”)  regarding Diversified’s East Camp Douglas property located along the Walker Lane Mineral belt in south central Nevada. This property is property is comprised of 87 unpatented mining claims, totaling more than 1,700 acres. Drilling by previous operators included intercepts of 60 feet of 0.47 ounces per ton (oz/t) gold and 10 feet of 0.19 oz/t gold, with select rock chip samples grading up to 4.9 oz/t gold.  Two separate areas of low-sulphidation quartz-adularia and high-sulphidation quartz-alunite alteration and mineralization have been explored on the property.  The property is located at the intersection of the regional west-northwest Pancake / Cerro Duro Lineament (Bodie, Aurora, and Borealis mines) and the northwest trending Walker Lane Structural Belt (Rawhide, Paradise Peak, Tonopah, and Goldfield mines).

The Exploration License grants TBLC to explore the property wherein it will have a 45 day due diligence period to compile and evaluate all historic data from the project, and then conduct detailed geologic, structural, geochemical, and alteration mapping in anticipation of a late season drill program. Upon the completion of due diligence with results satisfactory to TBLC, the parties intend to enter into a Mining Lease and Option to Purchase Agreement (“Mining Lease”) (Exhibit B to the Exploration License).  The Mining lease will provide for annual advance royalty payments to Diversified of $15,000 escalating to a cap of $75,000 and annual work expenditure obligations for TBLC of $50,000, escalating to a cap of $100,000. Pursuant to the Mining Lease, upon completion of a positive feasibility study or a production decision, TBLC may purchase the Property for $10,000 subject to a 3-percent Net Smelter Returns (NSR) royalty, of which 1-percent may be purchased for $2-million.

Other provisions of the Exploration License include:

•

A non-refundable $15,000 payment due on the effective date;

•

A term of 45 days unless earlier terminated or cancelled, or unless extended; and

•

An option exercise price of $15,000 which will be credited against TBLC’s future royalty obligations;

A copy of the Exploration License and Option to Lease Agreement as executed is attached hereto as Exhibit 10.1 and incorporated by reference hereto.

Item 8.01

Other Events.

Press Release

On June 30, 2006, the TBLC issued a press release announcing that it had executed an Exploration License and Option Agreement with Diversified Inholdings LLC, effective June 30, 2006, regarding the East Camp Douglas property in the Walker Lane Mineral Belt in south central Nevada.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Exhibits.

Exhibit 10.1

Exploration License and Option to Lease Agreement by and between Timberline Resources Corporation and Diversified Inholdings LLC, effective June 30, 2006.

Exhibit 99.1

June 30, 2006 Press Release announcing Timberline Resources Corporation entering into an Exploration License and Option to Lease Agreement with Diversified Inholdings LLC

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: July 3, 2006	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors

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